HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with Hines REIT Properties, L.P. (the “Operating Partnership”), the “Company”) made the following acquisitions since January 1, 2008:

Property Name	Date of Acquisition	Purchase Price
2555 Grand	February 29, 2008	$155.8 million
Raytheon/DirecTV Building	March 13, 2008	$120.0 million
Williams Tower	May 1, 2008	$271.5 million
4050/4055 Corporate Drive	May 22, 2008	$42.8 million
Grocery-Anchored Portfolio	November 2008 - March 2009	$228.3 million
Distribution Parks – Araucaria, Elouveira & Vinhedo	December 15, 2008	$114.9 million
345 Inverness Drive	December 30, 2008	$25.7 million
Arapahoe Business Park	December 30, 2008	$40.8 million

The Company owned a 28.7% non-managing general partner interest in the Hines US Core Office Fund LP (the “Core Fund”) as of December 31, 2008. During 2008, the Core Fund acquired an interest in One North Wacker, a 51-story office building in Chicago, Illinois. See Note 1 to the pro forma consolidated financial statements for additional information. Additionally, the Company owns a 50% interest in Distribution Park Rio, through a joint venture with another affiliate of Hines. Both of these investments are accounted for using the equity method of accounting.

On November 13, 2008, the Company acquired a 70% interest in a portfolio of grocery-anchored shopping centers, the “Grocery-Anchored Portfolio”, through a joint venture with Weingarten Realty Investors. The Company completed its acquisition of eight of the properties on November 13, 2008 and completed its acquisition of the remaining four properties by March 31, 2009. The Company accounts for its investment in the Grocery-Anchored Portfolio using the equity method of accounting.

The unaudited pro forma consolidated balance sheet assumes the acquisitions of the four remaining properties in the Grocery-Anchored Portfolio occurred on December 31, 2008. The unaudited pro forma consolidated statement of operations assumes all of the Company’s investments and acquisitions listed above occurred on January 1, 2008.

In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma consolidated statement of operations is not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of each period presented, nor does it purport to represent the results of operations for future periods.

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2008
(In thousands)

	December 31, 2008	Adjustment for Acquisitions		Pro Forma
ASSETS
Investment property, net	$2,374,007	$—		$2,374,007
Investments in unconsolidated entities	364,374	46,396	(a)	410,770
Cash and cash equivalents	39,927	—		39,927
Restricted cash	19,732	—		19,732
Distributions receivable	5,275	—		5,275
Tenant and other receivables	43,012	—		43,012
Intangible lease assets, net	370,049	—		370,049
Deferred leasing costs, net	47,982	—		47,982
Deferred financing costs, net	8,993	242	(b)	9,235
Other assets	7,086	—		7,086
TOTAL ASSETS	$3,280,437	$46,638		$3,327,075
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$93,364	$—		$93,364
Due to affiliates	9,515	1,160	(c)	10,675
Out-of-market lease liabilities, net	112,371	—		112,371
Other liabilities	21,643	—		21,643
Interest rate swap contracts	116,074	—		116,074
Participation interest liability	45,419	232	(c)	45,651
Distributions payable	32,990	—		32,990
Notes payable	1,529,842	—		1,529,842
Total liabilities	1,961,218	1,392		1,962,610

Commitments and Contingencies

Shareholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of December 31, 2008	—	—		—
Common shares, $.001 par value; 1,500,000 common shares authorized as of December 31, 2008; 201,743 common shares issued and outstanding as of December 31, 2008	202	6	(d)	208
Additional paid-in capital	1,629,033	46,632	(d)	1,675,665
Retained deficit	(303,323)	(1,392	)(c)	(304,715)
Accumulated other comprehensive income	(6,693)	—		(6,693)
Total shareholders’ equity	1,319,219	45,246		1,364,465
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,280,437	$46,638		$3,327,075

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2008

(a)	To record the pro forma effect of the Company’s acquisitions of the remaining four properties of the Grocery-Anchored Portfolio, assuming the acquisitions occurred on December 31, 2008.

(b)
To record the pro forma effect of the 1% debt financing fee related to the Company’s acquisition of an interest in the remaining four properties of the Grocery-Anchored Portfolio, assuming they had occurred on December 31, 2008.

(c)
To record the pro forma effect of the 3% acquisition fee (of which 2.5% is payable in cash and the remaining 0.5% of which is reflected in the participation interest) related to the acquisition of an interest in the remaining four properties of the Grocery-Anchored Portfolio, assuming they had occurred on December 31, 2008.

(d)	To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) and (b) above.

HINES REAL ESTATE INVESTMENT TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2008

	Year Ended December 31, 2008	Adjustment for Acquisitions		Pro Forma

Revenues:
Rental revenue	$306,948	$50,959	(a)	$357,907
Other revenue	26,750	801	(a)	27,551
Total revenues	333,698	51,760		385,458
Expenses:
Property operating expenses	88,418	8,354	(a)	96,772
Real property taxes	44,378	3,622	(a)	48,000
Property management fees	7,072	1,181	(a)	8,253
Depreciation and amortization	122,798	19,944	(a)	142,742
Asset management and acquisition fees	42,012	1,392	(b)	43,404
Organizational and offering expenses	3,741	—		3,741
General and administrative expenses	5,991	—		5,991
Total expenses	314,410	34,493		348,903
Income (loss) before other income (expenses), income tax expense, income allocated to minority interests and equity in losses of unconsolidated entities	19,288	17,267		36,555
Other income (expenses):
Loss on derivative instruments	(85,880)	—		(85,880)
Other gains (losses)	(256)	—		(256)
Interest expense	(83,111)	(6,009	)(c)	(89,120)
Interest income	3,544	43	(a)	3,587
Loss before income tax expense, income allocated to minority interests and equity in losses of unconsolidated entities	(146,415)	11,301		(135,114)
Income tax expense	(2,512)	(110	)(d)	(2,622)
Income allocated to minority interests	(3,065)	—		(3,065)
Equity in losses of unconsolidated entities	(13,416)	2,854	(e)	(10,562)
Net loss	$(165,408)	$14,045		$(151,363)
Basic and diluted loss per common share:
Loss per common share	$(0.90)	$2.43		$(0.80)
Weighted average number common shares outstanding	183,776	5,775	(f)	189,551

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2008

(a)
To record the pro forma effect of the Company’s acquisitions of 2555 Grand, the Raytheon/DirecTV Buildings, Williams Tower, 4050/4055 Corporate Drive, Distribution Parks Araucaria, Elouveira and Vinhedo, 345 Inverness Drive and the Araphoe Business Park assuming that the acquisitions had occurred on January 1, 2008.

(b)
To record the pro forma effect of the 3% acquisition fees (of which 2.5% is payable in cash and the remaining 0.5% of which is reflected in the participation interest) related to its acquisition of an interest in the remaining four properties of the Grocery-Anchored Portfolio

(c)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2008 related to its acquisitions of 2555 Grand, the Raytheon/DirecTV Buildings, Williams Tower, 4050/4055 Corporate Drive, Distribution Parks Araucaria, Elouveira, Vinhedo, 345 Inverness Drive and the Arapahoe Business Park. The financing for each acquisition is described as follows:

•	$86.0 million mortgage with the New York State Teachers' Retirement System ("NYSTRS") at a rate of 5.375%, in connection with the acquisition of 2555 Grand;

•	$54.2 million mortgage with IXIS Real Estate Capital Inc. at a rate of 5.675%, in connection with the acquisition of the Raytheon/DirecTV Buildings;

•	$165.0 million mortgage with NYSTRS at a rate of 5.5%, in connection with the acquisition of the Williams Tower;

•	$15.5 million with Artesia Mortgage Capital Corporation at a rate of 5.85% in connection with the acquisition of 345 Inverness Drive;

•	$9.75 million with Artesia Mortgage Capital Corporation at a rate of 5.33% in connection with the acquisition of Arapahoe Business Park I; and

•	$10.5 million with Artesia Mortgage Capital Corporation at a rate of 5.53% in connection with the acquisition of Arapahoe Business Park II.

(d)	To record the pro forma effect of Texas Margin taxes incurred by Williams Tower and 4050/4055 Corporate Drive. This adjustment assumes these acquisitions had occurred on January 1, 2008.

(e)
To record the pro forma effect on the Company’s equity in earnings of: (i) the Grocery-Anchored Portfolio assuming all 12 properties were acquired on January 1, 2008 and (ii) the Core Fund, assuming One North Wacker was acquired on January 1, 2008.

(f)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) and (b) above, less amounts received from the financing activities described in (e) above.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2008

Investment Properties Acquired After January 1, 2008

On February 29, 2008, the Company acquired 2555 Grand, a 24-story office building that contains 595,607 square feet of rentable area, located in Kansas City, Missouri. The building was constructed in 2003.

On March 13, 2008, the Company acquired the Raytheon/DirecTV Buildings, a complex consisting of two buildings located in El Segundo, California that contains 550,579 square feet of rentable area. The building was constructed in 1976.

On May 1, 2008, the Company acquired Williams Tower, a 64-story office building located in the Galleria/West Loop submarket of Houston, Texas that contains approximately 1.5 million square feet of rentable area. The building was constructed in 1982.

On May 22, 2008, the Company acquired 4050/4055 Corporate Drive, a two building industrial complex that contains 643,429 square feet of rentable area, located in the DFW Trade Center submarket of Dallas, Texas.

On November 13, 2008, the Company acquired a 70% interest in a joint venture with a subsidiary of Weingarten Realty Investors (“Weingarten”). Concurrently, the joint venture entered into an agreement to acquire a portfolio of grocery-anchored shopping centers (the “Grocery-Anchored Portfolio”) owned by Weingarten for $271.4 million. The Grocery-Anchored Portfolio includes 12 retail properties anchored by grocery stores located in Texas, Georgia, Tennessee, Florida and North Carolina. These properties were constructed in various years from 1956 to 2004 and consist of approximately 1.5 million square feet of rentable area that is 96% leased. The initial closing included eight properties for $205.1 million. The joint venture closed on the remaining four properties from January to March 2009. The Company accounts for its investment in the Grocery-Anchored Portfolio using the equity method of accounting.

On December 15, 2008, the Company acquired Distribution Parks Araucaria, Elouveira and Vinhedo, three industrial properties located in Sao Paulo and Curitiba, Brazil. The properties contain 1,144,268 square feet of rentable area. The buildings were constructed in various years from 2000 to 2008.

On December 30, 2008, the Company acquired 345 Inverness Drive and the Arapahoe Business Park, two office/flex properties located in Denver, Colorado that contain 484,737 square feet of rentable area. The properties were constructed between 1998 and 2001.

The unaudited pro forma consolidated balance sheet assumes that the Company’s investment in the remaining four properties of the Grocery-Anchored Portfolio occurred on December 31, 2008. The unaudited pro forma consolidated statement of operations assumes that all acquisitions described above occurred on January 1, 2008.

On March 31, 2008, the Core Fund purchased One North Wacker, a 51-story office building located in Chicago, Illinois. The building was constructed in 2001. The contract purchase price of One North Wacker was $540.0 million, excluding transaction costs, financing fees and working capital reserves. The Core Fund currently holds approximately an 80.96% interest in One North Wacker. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.30% and 18.74%, respectively.